Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-52857 on Form S-3, Amendment No. 1 to Registration Statement No. 333-114858 on Form S-4, and in Registration Statement Nos. 333-129175 and 333-129176 on Forms S-8 of our reports dated February 26, 2007 (October 9, 2007 as to Note 23), relating to the consolidated financial statements of Rayonier Inc. and subsidiaries appearing in this current report on Form 8-K dated October 9, 2007 of Rayonier Inc.

/s/ Deloitte & Touche LLP

Jacksonville, Florida

October 9, 2007